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                                                                    EXHIBIT 21.1


                MIDCOAST ENERGY RESOURCES, INC AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

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                                                              Year of                    State of
                Name                                       Incorporation               Incorporation             Ownership
------------------------------------------------      ----------------------      ----------------------      ----------------
Mid Louisiana Gas Company                                     1953                        Delaware                   100%
Creole Gas Pipeline Corporation                               1962                        Louisiana                  100%
Midcoast Interstate Transmission, Inc.                        1966                        Alabama                    100%
H&W Pipeline Corporation*                                     1976                        Alabama                    100%
Nugget Drilling Corporation*                                  1982                        Minnesota                  100%
Tennessee River Intrastate Gas Company, Inc.                  1986                        Alabama                    100%
Mid Louisiana Gas Transmission                                1987                        Delaware                   100%
Magnolia Pipeline Corporation                                 1989                        Alabama                    100%
Midcoast Marketing, Inc.                                      1991                        Texas                      100%
Midcoast Holdings No. One, Inc.                               1993                        Delaware                   100%
Magnolia Resources, Inc.                                      1996                        Mississippi                100%
Magnolia Gathering, Inc.                                      1996                        Alabama                    100%
Arcadia/Midcoast Pipeline of New York L.L.C.                  1996                        New York                    50%
Midcoast Gas Pipeline, Inc.                                   1997                        Texas                      100%
Pan Grande Pipeline, L.L.C.                                   1996                        Texas                       70%
Starr County Gathering System - A Joint Venture               N/A                         N/A                         60%
Texana Gas Pipeline - A Joint Venture                         N/A                         N/A                         50%
Midcoast Energy Marketing, Inc.                               1998                        Delaware                   100%
Midcoast Gas Services, Inc.                                   1998                        Delaware                   100%
Midcoast Del Bajio S. de R.L. de C.V.                         1998                        Mexico                      50%
Midcoast Canada Capital, Inc.                                 1999                        Canada                     100%
Midcoast Canada Operating Corporation                         1999                        Canada                     100%
DPI/Midcoast, Inc.                                            1999                        Mississippi                100%
Flare, LLC                                                    1999                        Alabama                    100%
Nova Scotia Company                                           1999                        Canada                     100%
Alberta Limited Partnership                                   1999                        Canada                       1%
Midcoast Canada Energy Services, Inc.                         1999                        Canada                     100%
Midcoasr Kansas Pipeline, Inc.                                1999                        Kansas                     100%
Midcoast Kansas General Partner, Inc.                         1999                        Kansas                     100%
MarGasCo  Partnership                                         1999                        Oklahoma                   100%
Kansas Pipeline Company General Partnership                   1999                        Kansas                     100%
Mid-Kansas General  Partnership                               1999                        Kansas                     100%
Riverside Pipeline Co.  General Partnership                   1999                        Kansas                     100%

*  Presently Inactive
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